Exhibit 23





               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 21, 1996, with respect to the consolidated financial statements and schedule of Phillips Petroleum
Company included in the Annual Report (Form 10-K) for the year ended December 31, 1995, in the following registration statements and related prospectuses.


  Phillips Petroleum
    Company                 Form S-3     File No. 33-51559

  Phillips Petroleum
    Company                 Form S-3     File No. 33-54987

  Thrift Plan of Phillips
    Petroleum Company       Form S-8     File No. 33-50134

  Long-Term Stock Savings
    Plan of Phillips
    Petroleum Company       Form S-8     File No. 33-50283

  Retirement Savings Plan
    of Phillips Petroleum
    Company Subsidiaries    Form S-8     File No. 33-28669



                                 /s/ Ernst & Young LLP

                                     ERNST & YOUNG LLP

Tulsa, Oklahoma
February 21, 1996